Exhibit 10.1
GLOBALSCAPE, INC.
2010 EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN
AMENDMENT

Effective June 2, 2016, Section 6(b) of the GlobalSCAPE, Inc. 2010 Employee Long-Term Equity Incentive Plan was amended to read, in its entirety, as follows:

"(b) Maximum Annual Participant Award.The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 250,000 shares of Common Stock (subject to adjustment as set forth in Section 5(a))."